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                                                                    EXHIBIT 23.1



INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement on Form S-4 dated September 11, 1997 of New RES, Inc. of our report dated February 7, 1997 (related to the financial statements of Telco Communications Group, Inc.), incorporated by reference in the Prospectus, which is a part of this Registration Statement and to the reference to us under the heading "Experts" in such Prospectus.


DELOITTE & TOUCHE LLP

Richmond, Virginia
September 11, 1997